Exhibit 99.1

News Release

Rockwell Collins reports 48% increase in third quarter earnings per share

CEDAR RAPIDS, Iowa (July 27, 2018) - Rockwell Collins, Inc. (NYSE: COL) today reported sales for the third quarter of fiscal year 2018 of $2.208 billion, a 5% increase from the same period in fiscal year 2017. Third quarter fiscal year 2018 earnings per share were $1.66 compared to $1.12 in the prior year's third quarter. Earnings per share in the third quarter of fiscal year 2018 includes a 23 cent charge relating to the settlement of a contract matter and the write-down to fair value of assets associated with an engineered components business classified as held for sale as of June 30, 2018. In addition, earnings per share in the third quarter of fiscal year 2018 includes a 42 cent discrete benefit from the enactment of the Tax Cuts and Jobs Act.

Adjusted earnings per share for the third quarter of fiscal year 2018 was $1.73 compared to $1.64 in the prior year's third quarter (see the supplemental schedule in this press release for a reconciliation between GAAP earnings per share and adjusted earnings per share).

"In addition to the solid business performance for the quarter, we have spent significant energy preparing for the upcoming merger with United Technologies Corporation," said Rockwell Collins Chief Executive Officer and President, Kelly Ortberg. "I'm confident that those efforts, along with strong market conditions, will allow us to hit the ground running at the anticipated close."

Following is a discussion of fiscal year 2018 third quarter sales and earnings for each business segment.

Commercial Systems

Commercial Systems, which provides aviation electronics systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide, achieved 2018 third quarter results as summarized below.

(dollars in millions)	Q3 FY 18	Q3 FY 17	Inc/(Dec)
Commercial Systems sales
Original equipment	$393	$374	5%
Aftermarket	273	279	(2)%
Wide-body in-flight entertainment	3	5	(40)%
Total Commercial Systems sales	$669	$658	2%

Operating earnings	$148	$144	3%
Operating margin rate	22.1%	21.9%	20 bps

•
Original equipment sales increased due to higher air transport narrow-body and business jet product deliveries, partially offset by lower legacy wide-body production rates and customer-funded development program revenues.

•	Aftermarket sales decreased due to lower used aircraft equipment sales of $22 million, partially offset by higher service and support and regulatory mandate upgrade activity.

•
Commercial Systems operating earnings increased $4 million and operating margin increased 20 basis points over the prior year due to increased earnings from higher sales volume and favorable sales mix, as higher margin equipment sales increased and lower margin customer-funded development revenues and used equipment sales decreased, partially offset by higher company-funded R&D expense and higher pre-production engineering amortization.

Interior Systems

Our Interior Systems segment was created with the acquisition of B/E Aerospace on April 13, 2017. Interior Systems supplies a comprehensive portfolio of cabin interior products and services to aircraft manufacturers and airlines worldwide. Beginning in 2018, thermal and electronic systems product lines previously included in Interior products and services within the Interior Systems segment are now being reported in the Government Systems segment. See the supplemental schedule included in this press release for revised fiscal year 2017 quarterly sales that conform to the current presentation. Results from the third quarter of 2018 are summarized below.

(dollars in millions)	Q3 FY 18	Q3 FY 17	Inc/(Dec)
Interior Systems sales
Interior products and services	$366	$352	4%
Aircraft seating	293	295	(1)%
Total Interior Systems sales	$659	$647	2%

Operating earnings	$106	$72	47%
Operating margin rate	16.1%	11.1%	500 bps

•
Interior products and services sales increased $14 million due primarily to the benefit of a full quarter of sales in the current year, partially offset by lower original equipment galley deliveries and the absence of oxygen equipment retrofit deliveries in the prior year.

•	Aircraft seating sales decreased $2 million due to the timing of linefit seating sales partially offset by the benefit of a full quarter of sales in the current year.

•	Operating earnings increased $34 million and operating margin increased 500 basis points over the prior year. Operating earnings and margin were favorably impacted by:

◦	The absence of a $44 million inventory fair value purchase accounting adjustment in the prior year

◦	Cost synergy savings

◦	Favorable foreign currency exchange rates

◦	The benefit of higher sales volume
The above items were partially offset by a $19 million increase to certain product quality reserves and an $11 million increase in intangible asset amortization expense.

Government Systems

Government Systems provides a broad range of electronic products, systems and services to customers including the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and ministries of defense around the world. Beginning in 2018, the product lines referenced above previously included in the Interior Systems segment are now being reported in Communication and navigation within the Government Systems segment. See the supplemental schedule included in this press release for revised fiscal year 2017 quarterly sales that conform to the current presentation. Results from the third quarter of 2018 are summarized below.

(dollars in millions)	Q3 FY 18	Q3 FY 17	Inc/(Dec)
Government Systems sales
Avionics	$395	$342	15%
Communication and navigation	289	264	9%
Total Government Systems sales	$684	$606	13%

Operating earnings	$130	$131	(1)%
Operating margin rate	19.0%	21.6%	(260) bps

•	Avionics sales increased $53 million due primarily to higher development program revenues, higher deliveries for various fighter platforms, and higher simulation and training sales.

•
Communication and navigation sales increased $25 million due to higher thermal and electronics sales and higher test and training range sales, partially offset by lower legacy communication product deliveries.

•
Operating earnings decreased $1 million and operating margin declined 260 basis points from the prior year due to higher company-funded R&D expense. In addition, increased earnings from higher sales volume was unfavorably impacted by lower margins on higher development program revenues and thermal and electronic systems sales.

Information Management Services

Information Management Services (IMS) provides communication services, systems integration and security solutions across the aviation, airport, rail and nuclear security markets. Results from the third quarter of 2018 are summarized below.

(dollars in millions)	Q3 FY 18	Q3 FY 17	Inc/(Dec)
Information Management Services sales	$196	$183	7%

Operating earnings	$37	$39	(5)%
Operating margin rate	18.9%	21.3%	(240) bps

•
IMS sales increased due to 7% growth in aviation related revenues driven by increased usage of connectivity services. In addition, non-aviation revenues increased 7% as higher airport program revenues were partially offset by the completion of nuclear security mandate revenues.

•
IMS operating earnings and operating margin declined due to the absence of the favorable resolution of certain international business jet support services claims in the prior year as well as an increase in the allowance for doubtful accounts related to specific customer collection risks in the current year, partially offset by increased earnings from higher sales volume.

Corporate and Financial Highlights

Income Taxes
The company's effective income tax rate on GAAP earnings was (2.2)% for the third quarter of fiscal year 2018 compared to a rate of 19.0% for the same period last year. The lower current year effective income tax rate was primarily due to a $70 million reduction in deferred tax liabilities as a result of the enactment of the Tax Cuts and Jobs Act ("the Act"), including the impact of a $387 million discretionary pension contribution made in July of 2018. In addition, the current year effective income tax rate was lower due to a lower U.S. Federal statutory tax rate under the Act, as well as benefits from the jurisdictional mix of income as a result of the B/E Aerospace acquisition.

The company's effective income tax rate on adjusted earnings was 20.7% in the third quarter of 2018, compared to 27.1% in the same period in the prior year. See the supplemental schedule included in this press release for a reconciliation between GAAP earnings and adjusted earnings.

Cash Flow
Cash provided by operating activities was $196 million for the first nine months of fiscal year 2018, compared to cash provided by operating activities of $416 million in the first nine months of fiscal year 2017. The decrease in cash provided operating activities was due primarily to higher payments for production inventory and other operating costs, as well as higher employee incentive payments, partially offset by higher cash receipts from customers and lower income tax payments.

The Company paid a dividend on its common stock of 33 cent per share, or $54 million, in the third quarter of 2018.

Conference Call
In light of the pending acquisition of Rockwell Collins by United Technologies Corporation ("UTC"), the Company will not hold a conference call for its quarterly results for the third quarter of fiscal year 2018. The Company plans to file its Form 10-Q for the third quarter with the SEC on or about July 27, 2018.

Non-GAAP Financial Information
See the supplemental schedule included in this press release for a reconciliation of non-GAAP measures including adjusted earnings per share, adjusted income, and effective income tax rate on adjusted earnings.

Business Highlights
U.S. Air Force selected Rockwell Collins for expanded avionics support on KC-135s
Rockwell Collins was awarded multiple repair contracts by the U.S. Air Force to support Global Air Traffic Management components on the entire KC-135 tanker fleet.

Los Angeles County Sheriff’s Department selected UrgentLink® for disaster communications
Rockwell Collins has deployed its UrgentLink® disaster communications network to the Los Angeles (LA) County area for the LA County Sheriff’s Department to provide a countywide backup communications system for use during man-made or natural disasters.

Australian Army extended contract with Rockwell Collins for avionics support on CH-47F Chinooks
Rockwell Collins was selected by the Australian Army to provide extended avionics support for its fleet of CH-47F Chinook helicopters through a performance-based logistics contract.

Rockwell Collins awarded contract from CAE to provide training display for CC-295 full-flight simulator
Rockwell Collins was selected by CAE to provide its Panorama™ collimated display for the CC-295 full-flight simulator that CAE will deliver in support of the Royal Canadian Air Force’s Fixed-Wing Search and Rescue program.

Cascade Aerospace selects Rockwell Collins weather radar for Royal Canadian Air Force C-130H fleet
Rockwell Collins was selected by Cascade Aerospace to provide a modern weather radar for the Royal Canadian Air Force C-130H fleet. The upgrade will provide an enhanced level of weather threat detection to help RCAF pilots perform unique search and rescue missions using the C-130.

Rockwell Collins signed agreement with Comlux to provide complete solutions for VIP aircraft
Rockwell Collins and Comlux signed a general terms agreement in which Rockwell Collins will provide its VIP customers with a comprehensive product portfolio, including avionics, cabin management, content and entertainment options, seating, lighting and galley products, as well as ARINCDirectSM connectivity and flight services.

Rockwell Collins’ expanded cabin portfolio selected for first Airbus ACJ320neo VIP aircraft
Switzerland-based AMAC Aerospace has selected a full suite of Rockwell Collins’ cabin products for the world’s first Airbus ACJ320neo VIP aircraft.

TRU Simulation + Training selected Rockwell Collins to provide integrated visual systems on its commercial full flight simulators
TRU Simulation + Training selected Rockwell Collins to provide its integrated visual systems for 15 systems over the next three years for several of TRU’s commercial full flight simulator clients for commercial airlines and airframe manufacturers.

About Rockwell Collins
Rockwell Collins (NYSE: COL) is a leader in aviation and high-integrity solutions for commercial and military customers around the world. Every day we help pilots safely and reliably navigate to the far corners of the earth; keep warfighters aware and informed in battle; deliver millions of messages for airlines and airports; and help passengers stay connected and comfortable throughout their journey. As experts in flight deck avionics, cabin electronics, cabin interiors, information management, mission communications, and simulation and training, we offer a comprehensive portfolio of products and services that can transform our customers' futures. To find out more, please visit www.rockwellcollins.com.

Safe Harbor Statement
This press release contains statements, including statements regarding certain projections, business trends and the proposed acquisition of Rockwell Collins by United Technologies that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: the financial condition of our customers and suppliers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; adjustments to the commercial OEM production rates and the aftermarket; the impacts of natural disasters and pandemics, including operational disruption, potential supply shortages and other economic impacts; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; delays related to the award of domestic and international contracts; delays in customer programs, including new aircraft programs entering service later than anticipated; the continued support for military transformation and modernization programs; potential impact of volatility in oil prices, currency exchange rates or interest rates on the commercial aerospace industry or our business; the impact of terrorist events, regional conflicts, or governmental sanctions on other nations on the commercial aerospace industry; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; potential unavailability of our mission-critical data and voice communication networks; unfavorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us, our customers, and our suppliers; performance of our customers and subcontractors;

risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to internal performance plans such as restructuring activities, productivity and quality improvements and cost reduction initiatives; achievement of B/E Aerospace integration and synergy plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including compliance requirements associated with U.S. Government work, export control, anticorruption and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; the uncertainties of the outcome of lawsuits, claims and legal proceedings; the ability of Rockwell Collins and United Technologies to receive the required regulatory approvals for the proposed acquisition of Rockwell Collins by United Technologies (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the transaction on the market price of United Technologies and/or Rockwell Collins common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of United Technologies’s shares to be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Rockwell Collins’ operations with those of United Technologies will be greater than expected; the outcome of legally required consultation with employees, their works councils or other employee representatives; and the ability of Rockwell Collins and the combined company to retain and hire key personnel. There can be no assurance that the proposed acquisition will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. These forward-looking statements are made only as of the date hereof.

Additional Information
In connection with the proposed transaction, United Technologies has filed a registration statement on Form S-4 (File No. 333-220883), which includes a prospectus of United Technologies and a proxy statement of Rockwell Collins (the "proxy statement/prospectus"), and each party will file other documents regarding the proposed transaction with the SEC. The proxy statement/prospectus was declared effective by the SEC and was mailed to Rockwell Collins shareowners. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS FILED THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the proxy statement/prospectus free of charge from the SEC's website or from United Technologies or Rockwell Collins. The documents filed by United Technologies with the SEC may be obtained free of charge at United Technologies' website at www.utc.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from United Technologies by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Rockwell Collins with the SEC may be obtained free of charge at Rockwell Collins' website at www.rockwellcollins.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Rockwell Collins by requesting them by mail at Investor Relations, 400 Collins Road NE, Cedar Rapids, Iowa 52498, or by telephone at 1-319-295-7575.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Media Contact:	Investor Contact:
Pam Tvrdy	Adam Palmer
319.295.0591	319.295.7575
pam.tvrdy@rockwellcollins.com	investorrelations@rockwellcollins.com

ROCKWELL COLLINS, INC.
SEGMENT SALES AND EARNINGS INFORMATION
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Sales:
Interior Systems	$659	$647	$2,016	$647
Commercial Systems	669	658	1,921	1,801
Government Systems	684	606	1,911	1,646
Information Management Services	196	183	551	535
Total sales	$2,208	$2,094	$6,399	$4,629

Segment operating earnings:
Interior Systems	$106	$72	$305	$72
Commercial Systems	148	144	438	401
Government Systems	130	131	370	341
Information Management Services	37	39	107	105
Total segment operating earnings	421	386	1,220	919

Interest expense(1)	(66)	(77)	(196)	(122)
Stock-based compensation	(8)	(8)	(27)	(21)
General corporate, net	(18)	(16)	(43)	(39)
Impairment charges and settlement of a contract matter(2)	(31)	—	(31)	—
Transaction and integration costs(1)	(29)	(64)	(91)	(80)
Income before income taxes	269	221	832	657
Income tax benefit (expense)	6	(42)	(40)	(165)
Net income	$275	$179	$792	$492

Diluted earnings per share	$1.66	$1.12	$4.78	$3.48

Weighted average diluted shares outstanding	165.9	159.9	165.7	141.4
(1) During the three and nine months ended June 30, 2018, the Company incurred $23 million and $64 million of transaction and integration costs related to the B/E Aerospace acquisition, respectively, and $6 million and $27 million of transaction costs related to the proposed acquisition of Rockwell Collins by UTC, respectively. During the three and nine months ended June 30, 2017, the Company incurred $64 million and $80 million of transaction and integration costs related to the B/E Aerospace acquisition. During this period, the Company also incurred $18 million and $29 million of bridge facility fees related to the B/E Aerospace acquisition, respectively, which are included in Interest expense. Therefore, total transaction, integration and financing costs were $82 million and $109 million in the three and nine months ended June 30, 2017, respectively.
(2) During the three months ended June 30, 2018, the Company recorded $31 million of charges. A $22 million charge due to the settlement of a contract matter triggered by the anticipated divestiture of the ElectroMechanical Systems business was recorded in Cost of sales. The $22 million charge included an impairment of $7 million and $4 million of Commercial Systems Pre-production engineering costs and Property, net, respectively. A $9 million charge due to the planned sale of SMR Technologies was recorded in Other income, net.

The following table summarizes sales by category for the three and nine months ended June 30, 2018 and 2017 (unaudited, in millions):

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Interior Systems sales:
Interior products and services	$366	$352	$1,092	$352
Aircraft seating	293	295	924	295
Total Interior Systems sales	$659	$647	$2,016	$647

Commercial Systems sales:
Air transport aviation electronics:
Original equipment	$262	$245	$710	$669
Aftermarket	138	155	444	414
Wide-body in-flight entertainment	3	5	11	15
Total air transport aviation electronics	403	405	1,165	1,098

Business and regional aviation electronics:
Original equipment	131	129	377	360
Aftermarket	135	124	379	343
Total business and regional aviation electronics	266	253	756	703
Total Commercial Systems sales	$669	$658	$1,921	$1,801

Commercial Systems sales:
Total original equipment	$393	$374	$1,087	$1,029
Total aftermarket	273	279	823	757
Wide-body in-flight entertainment	3	5	11	15
Total Commercial Systems sales	$669	$658	$1,921	$1,801

Government Systems sales:
Avionics	$395	$342	$1,087	$1,028
Communication and navigation	289	264	824	618
Total Government Systems sales	$684	$606	$1,911	$1,646

Information Management Services sales	$196	$183	$551	$535

Total sales	$2,208	$2,094	$6,399	$4,629

The following table summarizes total Research and Development Investment by segment and funding type for the three and nine months ended June 30, 2018 and 2017 (unaudited, dollars in millions):

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Research and Development Investment
Customer-funded:
Interior Systems	$32	$15	$85	$15
Commercial Systems	69	68	190	199
Government Systems	122	103	359	316
Information Management Services	2	3	5	7
Total Customer-funded	225	189	639	537

Company-funded:
Interior Systems	48	55	158	55
Commercial Systems	54	37	142	94
Government Systems	24	18	66	54
Information Management Services (1)	—	—	—	—
Total Company-funded	126	110	366	203
Total Research and Development Expense	351	299	1,005	740
Increase (Decrease) in Pre-production Engineering Costs, Net	(13)	4	(3)	28
Total Research and Development Investment	$338	$303	$1,002	$768

Percent of Total Sales	15.3%	14.5%	15.7%	16.6%
(1) Research and development expenses for the Information Management Services segment do not include costs of internally developed software and other costs associated with the expansion and construction of network-related assets. These costs are capitalized as Property, net on the Summary Balance Sheet.

ROCKWELL COLLINS, INC.
SUMMARY BALANCE SHEET
(Unaudited)
(in millions)

	June 30, 2018	September 30, 2017
Current Assets:
Cash and cash equivalents	$621	$703
Receivables, net	1,811	1,426
Inventories, net(1)	2,641	2,451
Business held for sale	66	—
Other current assets	258	180
Total current assets	5,397	4,760

Property, Net	1,402	1,398
Goodwill	9,103	9,158
Customer Relationship Intangible Assets	1,358	1,525
Other Intangible Assets	553	604
Deferred Income Tax Asset	22	21
Other Assets	524	531
TOTAL ASSETS	$18,359	$17,997

Current Liabilities:
Short-term debt	$864	$479
Accounts payable	832	927
Compensation and benefits	353	385
Advance payments from customers	325	361
Accrued customer incentives	274	287
Product warranty costs	192	186
Other current liabilities	434	444
Total current liabilities	3,274	3,069

Long-term Debt, Net	6,317	6,676
Retirement Benefits	1,046	1,208
Deferred Income Tax Liability	277	331
Other Liabilities	647	663
Equity	6,798	6,050
TOTAL LIABILITIES AND EQUITY	$18,359	$17,997

(1) Inventories, net is comprised of the following:
	June 30, 2018	September 30, 2017
Inventories, net:
Production inventory	$1,469	$1,276
Pre-production engineering costs	1,172	1,175
Total Inventories, net	$2,641	$2,451

Pre-production engineering costs include costs incurred during the development phase of a program in connection with long-term supply arrangements that contain contractual guarantees for reimbursement from customers. These costs are deferred in Inventories, net to the extent of the contractual guarantees and are amortized to customer-funded research and development expense within cost of sales over their estimated useful lives using a units-of-delivery method, up to 15 years.

ROCKWELL COLLINS, INC.
CONDENSED CASH FLOW INFORMATION
(Unaudited, in millions)

	Nine Months Ended
	June 30
	2018	2017
Operating Activities:
Net income	$792	$492
Adjustments to arrive at cash provided by operating activities:
Depreciation	153	118
Amortization of intangible assets, pre-production engineering costs and other	284	132
Amortization of acquired contract liability	(100)	(42)
Amortization of inventory fair value adjustment	—	44
Non-cash impairment charges and settlement of a contract matter	31	—
Stock-based compensation expense	27	21
Compensation and benefits paid in common stock	43	48
Deferred income taxes	(60)	18
Pension plan contributions	(77)	(66)
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	(393)	(60)
Production inventory	(216)	(88)
Pre-production engineering costs	(65)	(108)
Accounts payable	(76)	21
Compensation and benefits	(31)	(19)
Advance payments from customers	(35)	1
Accrued customer incentives	(12)	(17)
Product warranty costs	6	(4)
Income taxes	(7)	(56)
Other assets and liabilities	(68)	(19)
Cash Provided by Operating Activities	196	416
Investing Activities:
Property additions	(190)	(165)
Acquisition of business, net of cash acquired	—	(3,429)
Other investing activities	4	(5)
Cash (Used for) Investing Activities	(186)	(3,599)
Financing Activities:
Repayment of long-term debt, including current portion	(351)	(338)
Repayment of acquired long-term debt	—	(2,119)
Purchases of treasury stock(1)	(11)	(46)
Cash dividends	(162)	(140)
Increase in long-term borrowings	—	6,099
Increase (decrease) in short-term commercial paper borrowings, net	385	(78)
Proceeds from the exercise of stock options	60	41
Other financing activities	(4)	(4)
Cash Provided by (Used for) Financing Activities	(83)	3,415
Effect of exchange rate changes on cash and cash equivalents	(9)	6
Net Change in Cash and Cash Equivalents	(82)	238
Cash and Cash Equivalents at Beginning of Period	703	340
Cash and Cash Equivalents at End of Period	$621	$578
(1) Includes net settlement of employee tax withholding upon vesting of share-based payment awards.

ROCKWELL COLLINS, INC.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in millions, except per share amounts)

Adjusted earnings per share is a non-GAAP metric and is believed to be useful to investors' understanding and assessment of our ongoing operations and performance of the B/E Aerospace acquisition, which occurred on April 13, 2017. Adjusted earnings per share excludes certain one-time and non-cash expenses that we believe are not indicative of our ongoing operating results. The Company believes these measures are important indicators of the Company's operations for purposes of period-to-period comparison of our operating results. The non-GAAP information is not intended to be considered in isolation or as a substitute for the related GAAP measures.

A reconciliation between GAAP earnings per share and adjusted earnings per share is presented below for the three and nine months ended June 30, 2018 and June 30, 2017.

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Earnings per share (GAAP)	$1.66	$1.12	$4.78	$3.48
B/E Aerospace acquisition-related expenses	0.10	0.34	0.28	0.52
United Technologies transaction expenses	0.03	—	0.12	—
Amortization of acquisition-related intangible assets	0.31	0.24	0.94	0.35
Amortization of B/E Aerospace acquired contract liability	(0.18)	(0.25)	(0.55)	(0.27)
Amortization of B/E Aerospace inventory fair value	—	0.19	—	0.22
Impairment charges and settlement of a contract matter	0.23	—	0.23	—
Discrete income tax impact from Tax Cuts and Jobs Act and pension contribution	(0.42)	—	(0.67)	—
Adjusted earnings per share	$1.73	$1.64	$5.13	$4.30

The below tables reconcile pre- and post-tax income on a GAAP basis with pre- and post-tax adjusted income for the three and nine months ended June 30, 2018 and June 30, 2017.

	Three Months Ended				Nine Months Ended
	June 30, 2018				June 30, 2018
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate	Pre-tax	Tax Expense	Net	Tax Rate
Income (GAAP)	$269	$(6)	$275	(2.2)%	$832	$40	$792	4.8%
B/E Aerospace acquisition-related expenses	23	6	17		64	17	47
United Technologies transaction expenses	6	1	5		27	7	20
Amortization of acquisition-related intangible assets	65	15	50		201	45	156
Amortization of B/E Aerospace acquired contract liability	(32)	(3)	(29)		(100)	(9)	(91)
Impairment charges and settlement of a contract matter	31	(7)	38		31	(7)	38
Discrete income tax impact from Tax Cuts and Jobs Act and pension contribution	—	69	(69)		—	112	(112)
Adjusted income	$362	$75	$287	20.7%	$1,055	$205	$850	19.4%

	Three Months Ended				Nine Months Ended
	June 30, 2017				June 30, 2017
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate	Pre-tax	Tax Expense	Net	Tax Rate
Income (GAAP)	$221	$42	$179	19.0%	$657	$165	$492	25.1%
B/E Aerospace acquisition-related expenses	82	28	54		109	35	74
Amortization of acquisition-related intangible assets	56	18	38		75	25	50
Amortization of acquired contract liability	(42)	(3)	(39)		(42)	(3)	(39)
Amortization of inventory fair value adjustment	44	13	31		44	13	31
Adjusted income	$361	$98	$263	27.1%	$843	$235	$608	27.9%

With the acquisition of B/E Aerospace in the third quarter of 2017, the Interior Systems segment was formed. Beginning in calendar year 2018, two B/E Aerospace product lines previously included in the Interior Systems segment are now being reported in the Government Systems segment. To further enhance comparability and analysis, the following table provides the revised presentation of Interior Systems and Government Systems segment sales, by quarter, for the year ended September 30, 2017.

	Three Months Ended
	Dec. 31, 2016	Mar. 31, 2017	Jun. 30, 2017	Sept. 30, 2017	Full Year 2017
Interior Systems sales:
Interior products and services	$—	$—	$352	$365	$717
Aircraft seating	—	—	295	290	585
Total Interior Systems sales	$—	$—	$647	$655	$1,302

Government Systems sales:
Avionics	$319	$367	$342	$444	$1,472
Communication and navigation	156	198	264	294	912
Total Government Systems sales	$475	$565	$606	$738	$2,384